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                                                     REGISTRATION NO. 333-43184
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                   ON FORM S-8
                                       TO
                                    FORM S-4
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             ----------------------

                            LUCENT TECHNOLOGIES INC.
             (Exact name of registrant as specified in its charter)

                   DELAWARE                                      22-3408857
          (State or other jurisdiction              (I.R.S. Employer Identification No.)
       of incorporation or organization)

                               600 MOUNTAIN AVE.
                         MURRAY HILL, NEW JERSEY 07974
                    (Address of Principal Executive Offices)

              SPRING TIDE NETWORKS, INC. 1998 STOCK INCENTIVE PLAN
                                 (Name of Plan)


                               RICHARD J. RAWSON
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                            LUCENT TECHNOLOGIES INC.
                              600 MOUNTAIN AVENUE
                         MURRAY HILL, NEW JERSEY 07974
                                 (908) 582-8500
 (Name, address and telephone number, including area code, of agent for service)



                             ----------------------
                         CALCULATION OF REGISTRATION FEE

===============================================================================================
                                                               PROPOSED MAXIMUM
           TITLE OF           AMOUNT        PROPOSED MAXIMUM     AGGREGATE        AMOUNT OF
          SECURITIES          TO BE        OFFERING PRICE PER    OFFERING        REGISTRATION
       TO BE REGISTERED      REGISTERED(1)      SHARE             PRICE              FEE
-----------------------------------------------------------------------------------------------
Common Stock, par value        3,327,437          (2)               (2)              (2)
$0.01 per share, and            shares
related Preferred
Stock Purchase
Rights
-----------------------------------------------------------------------------------------------

(1) These shares were originally registered on the Registration Statement on Form S-4 to which this Amendment relates.

(2) Not applicable. All filing fees payable in connection with the registration of these securities were paid in connection with the filing of the Registration Statement on Form S-4 on August 7, 2000, to register 28,164,731 shares of Lucent Technologies Inc. common stock, par value $0.01 per share, issuable to stockholders of Spring Tide Networks, Inc., including the 3,327,437 shares which may be issued pursuant to the Plan referred to above. See "Introductory Statement."

================================================================================

                             INTRODUCTORY STATEMENT

          Lucent Technologies Inc. ("Lucent" or the "Company") hereby amends its Registration Statement on Form S-4 (No. 333-43184) (the "Form S-4") by filing this Post-Effective Amendment No. 1 on Form S-8 (the "Post-Effective Amendment") relating to the sale of up to 3,327,437 shares of common stock of Lucent ("Lucent Common Stock") issuable upon the exercise of stock options granted under the Spring Tide Networks, Inc. 1998 Stock Incentive Plan (the "Plan").

          On September 18, 2000, Cogswell Acquisition Inc., a Delaware corporation and a wholly owned subsidiary of Lucent ("Cogswell"), was merged with and into Spring Tide Networks, Inc., a Delaware corporation ("Spring Tide"). As a result of that merger (the "Merger"), Spring Tide became a wholly owned subsidiary of Lucent and each outstanding share (other than shares owned by Lucent, Cogswell or Spring Tide) of Spring Tide common stock ("Spring Tide Common Stock"), was converted into the right to receive 0.6536 shares of Lucent Common Stock. In addition, each outstanding option issued pursuant to the Plan is no longer exercisable for shares of Spring Tide Common Stock, but instead, constitutes an option to acquire, on the same terms and conditions as were applicable under such option immediately prior to consummation of the Merger, that number of shares of Lucent Common Stock (rounded down to the nearest whole share) equal to the product of (x) the number of shares of Spring Tide Common Stock for which such option was theretofore exercisable and (y) 0.6536. The new exercise price for each option is equal to the exercise price per share for such option immediately prior to the effective time of the Merger divided by 0.6536.

          The designation of the Post-Effective Amendment as Registration No. 333-43184 denotes that the Post-Effective Amendment relates only to the shares of Lucent Common Stock issuable on the exercise of stock options under the Plan and that this is the first Post-Effective Amendment to the Form S-4 filed with respect to such shares.



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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

          The following documents have been filed by Lucent with the Securities and Exchange Commission (the "SEC") and are incorporated herein by reference (File No. 001-11639):

     (1) Annual Report on Form 10-K for the fiscal year ended September 30, 1999, as amended by Form 8-K filed on February 11, 2000.

     (2) Quarterly Reports on Form 10-Q for the quarters ended December 31, 1999, March 31, 2000 and June 30, 2000.

     (3) Current Reports on Form 8-K filed on October 29, 1999, November 19, 1999, January 7, 2000, February 11, 2000, March 1, 2000, March 10,
          2000, May 5, 2000, July 20, 2000 and July 28, 2000.

     (4) The "Description of Capital Stock" section of the Company's Registration Statement on Form 10 filed with the SEC on February 26, 1996, as amended by Amendment No. 1 thereto filed on Form 10/A on March 12, 1996, Amendment No. 2 thereto filed on Form 10/A on March 22, 1996 and Amendment No. 3 thereto filed on Form 10/A on April 1, 1996, and any other amendments or reports filed for the purpose of updating such description.

          All documents filed subsequent to the date hereof by Lucent with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") and prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and made a part hereof from their respective dates of filing (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"); provided, however, that the documents enumerated above or subsequently filed by Lucent pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made hereby is in effect prior to the filing with the SEC of Lucent's Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference herein or be a part hereof from and after the filing of such Annual Report on Form 10-K.

          Any statement contained in an Incorporated Document or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

ITEM 4.  DESCRIPTION OF SECURITIES

               Not Applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

               Not Applicable.


ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

          The Certificate of Incorporation (the "Certificate") of the Company provides that a director of the Company will not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except, if required by the Delaware General Corporation Law (the "DGCL") as amended from time to time, for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, which concerns unlawful payments of dividends, stock purchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit. Neither the amendment nor repeal of such provision will eliminate or reduce the effect of such provision in respect of any matter occurring, or any cause of action, suit or claim that, but for such provision, would accrue or arise prior to such amendment or repeal.

          While the Certificate provides directors with protection from awards for monetary damages for breach of their duty of care, it does not eliminate such duty. Accordingly, the Certificate will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's breach of his or her duty of care.

          The Certificate provides that each person who was or is made a party to or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, will be indemnified and held harmless by the Company to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment), against all expense, liability and loss reasonably incurred or suffered by such person in connection therewith. Such right to indemnification includes the right to have the Company pay the expenses incurred in defending any such proceeding in advance of its final disposition, subject to the provisions of the DGCL. Such rights are not exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate, By-laws, agreement, vote of stockholders or disinterested directors or otherwise. No repeal or modification of such provision will in any way diminish or adversely affect the rights of any director, officer, employee or agent of the Company thereunder in respect of any occurrence or matter arising prior to any such repeal or modification.

          The Certificate also specifically authorizes the Company to maintain insurance and to grant similar indemnification rights to employees or agents of the Company. The directors and officers of Lucent are covered by insurance policies indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act of 1933 (the "1933 Act"), which might be incurred by them in such capacities.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

               Not Applicable.

ITEM 8.  EXHIBITS

               See Exhibit Index.

ITEM 9. UNDERTAKINGS

               (1) The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (a) to include any prospectus required by Section 10(a)(3) of the 1933 Act;

               (b) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

               (c) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs 1(a) and 1(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

               (2) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) The undersigned registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


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               (5) Insofar as indemnification for liabilities arising under the
1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.


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                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in Murray Hill, New Jersey, on the 5th day of October, 2000.


                            LUCENT TECHNOLOGIES INC.

                            By:/s/ James S. Lusk
                            Name:  James S. Lusk
                            Title: Senior Vice President
                                   and Controller


          Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement or amendment thereto has been signed below by the following persons in the capacities indicated on the date indicated.

Principal Executive Officer:               #####
                                               #
Richard A. McGinn     Chairman of the Board    #
                        and Chief Executive    #
                        Officer                #
                                               #
Principal Financial Officer:                   #
                                               #
Deborah C. Hopkins    Executive Vice President #
                        and Chief Financial    #
                        Officer                #
                                               #
Principal Accounting Officer:                  #
                                               #
James S. Lusk         Senior Vice President    #### By: /s/ James S. Lusk
                        and Controller         #
                                               #        (James S. Lusk
Directors:                                     #        attorney-in-fact)
                                               #
        Paul A. Allaire                        #
        Betsy S. Atkins                        #
        Carla A. Hills                         #
        Richard A. McGinn                      #
        Paul H. O'Neill                        #    Date: October 5, 2000
        Henry B. Schacht                       #
        Franklin A. Thomas                     #
        John A. Young                      #####

                                  EXHIBIT INDEX


        Exhibit
        Number               Description
        ------               -----------

        4.1 Provisions of the Certificate of Incorporation of the registrant, as amended effective February 16, 2000, that define the rights of security holders of the registrant (incorporated by reference to the registrant's Registration Statement (No. 333-31400) on Form S-4).

        4.2 Rights Agreement between the registrant and The Bank of New York (successor to First Chicago Trust Company of New York), as rights agent, dated as of April 4, 1996 (incorporated by reference to Exhibit 4.2 to Registration Statement (No. 333-00703) on Form S-1).

        4.3 Amendment to Rights Agreement between the registrant and The Bank of New York (successor to First Chicago Trust Company of New York), dated as of February 18, 1998 (incorporated by reference to Exhibit (10)(i)5 to the registrant's Annual Report on Form 10-K for the period ended September 30,
                1998).

        5.1 Opinion of Jean F. Rankin, Vice President - Law of the registrant, as to the legality of the securities to be issued.

        23.1    Consent of Independent Accountants.

        23.2 Consent of Jean F. Rankin is contained in the opinion of counsel filed as Exhibit 5.1.

        24 Powers of Attorney executed by officers and directors who signed this registration statement.